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                                                                    EXHIBIT 99.1



                           ARTICLES OF INCORPORATION
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North Dakota Business or Farming Corporation                  Filing No. 9488800
SUBMIT DUPLICATE ORIGINALS


                           ARTICLES OF INCORPORATION


We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE 1. The name of said corporation shall be: Montana Tax-Free Fund, Inc., (Shall contain the word "corporation", "company". "Incorporated", or "limited", or an abbreviation of one of such words, but that word or abbreviation may not be immediately preceded by the word "and" or the character "&".)

ARTICLE 2. The period of its duration is perpetual/OR

ARTICLE 3. The purpose for which the corporation is organized are general business purposes, OR

           To engage in business as a management investment company registered under the Investment Company Act of 1940.

           To do everything necessary, proper, advisable, or convenient for the accomplishment of the above purpose and to do every other act and thing incidental thereto.
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ARTICLE 4. The aggregate number of shares which the corporation shall have authority to issue is:

Two hundred million (200,000.000) shares. all of one class of the par (if shares consist of one class only, Insert statement of par value of shares of that all are without par value. If shares are divided into classes, value of one mill ($.001) each and of the aggregate 1) par value of two Insert number of shares of each class.) hundred thousand dollars ($200,000)

ARTICLE 5. The address of the initial registered office of the corporation is:
                    201 South Broadway, Minot, North Dakota 58701
                  (Complete street address and city required)

and the name of its initial registered agent as such address is: Robert E.
Walstad


ARTICLE 6. Other provisions by which this corporation shall be governed:
                    (if none, Insert "none".)

               No shareholder shall be entitled as a matter of right to subscribe for or purchase or receive any new or additional issue of shares or securities convertible into shares, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

               Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present.

               The number of directors of the corporation shall be five, which number may be changed in accordance with the bylaws of the corporation. The names of the directors who shall serve until the first regular meeting of shareholders or until their successors are elected and qualify are:

                               Charles E. Bailly
                                Arthur A. Link
                                   Ben Meier
                                Peter A. Quist
                               Robert E. Walstad
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ARTICLE 7. The name and address of each incorporator is:

Name                          Street Address                City             State
Peter A.  Quist        1821  S. Grandview Lane,  #8,      Bismarck,     North Dakota  58501


I (We), the above named incorporator(s). have read the foregoing Articles of Incorporation, know the contents thereof, and verily believe the statements made therein to be true.

Date  April  15               1993

/Peter A. Quist/



Office Use Only                 Fees:

Certificate No.                 Filing articles and issuing certificate $30.00
                                License fees:
Filed     4-15    1993          $50,000.00 or less       $50.00
                                $10,000.00 of its authorized
/Alvin A. Jaeger/      BY /SR/  shares or fraction thereof in
                                excess of $50,000.00
Receipt No.
               (License fees are computed by multiplying the number of
                              authorized shares by the par value, or If shares are without par value. By $.10 per share.)
Filed by:

                                     06-85
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                             State of North Dakota
                C E R T I F I C A T E  0F I N C 0 R P 0 R A T IN

                                      0 F


                          MONTANA TAX-FREE FUND, INC.

               The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Incorporation for the incorporation of

                          MONTANA TAX-FREE FUND, INC.

     duly signed and verified pursuant to the provisions of the North Dakota BUSINESS CORPORATION Act, have been received in this office and are found to conform to law.

          ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation to

                          MONTANA TAX-FREE FUND, INC.



          Dated: April 15, 1993



                                                              / Alvin A. Jaeger/
                                                                Alvin A. Jaeger
                                                             Secretary of State